AMENDMENT NO. 7

TO THE AMENDED AND RESTATED

MASTER DISTRIBUTION PLAN

(Class A Shares)

The Amended and Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective April 30, 2004, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

TO

THE AMENDED AND RESTATED

MASTER DISTRIBUTION PLAN

(CLASS A SHARES)

(DISTRIBUTION AND SERVICE FEES)

The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class A Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class A Shares of each Portfolio to the average daily net assets of the Class A Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class A Shares of the Portfolio.

AIM COMBINATION STOCK & BOND FUNDS	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
INVESCO Core Equity Fund	0.10%	0.25%	0.35%
INVESCO Total Return Fund	0.10%	0.25%	0.35%

AIM COUNSELOR SERIES TRUST	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
INVESCO Advantage Health Sciences Fund	0.10%	0.25%	0.35%
INVESCO Multi-Sector Fund	0.10%	0.25%	0.35%

AIM EQUITY FUNDS	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
AIM Aggressive Growth Fund	0.00%	0.25%	0.25%
AIM Basic Value II Fund	0.10%	0.25%	0.35%
AIM Blue Chip Fund	0.10%	0.25%	0.35%
AIM Capital Development Fund	0.10%	0.25%	0.35%
AIM Charter Fund	0.05%	0.25%	0.30%
AIM Constellation Fund	0.05%	0.25%	0.30%
AIM Core Strategies Fund	0.10%	0.25%	0.35%
AIM Dent Demographic Trends Fund	0.10%	0.25%	0.35%
AIM Diversified Dividend Fund	0.10%	0.25%	0.35%
AIM Emerging Growth Fund	0.10%	0.25%	0.35%

AIM Large Cap Basic Value Fund	0.10%	0.25%	0.35%
AIM Large Cap Growth Fund	0.10%	0.25%	0.35%
AIM Mid Cap Growth Fund	0.10%	0.25%	0.35%
AIM U.S. Growth Fund	0.10%	0.25%	0.35%
AIM Weingarten Fund	0.05%	0.25%	0.30%

AIM FUNDS GROUP	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
AIM Balanced Fund	0.00%	0.25%	0.25%
AIM Basic Balanced Fund	0.10%	0.25%	0.35%
AIM European Small Company Fund	0.10%	0.25%	0.35%
AIM Global Value Fund	0.10%	0.25%	0.35%
AIM International Emerging Growth Fund	0.10%	0.25%	0.35%
AIM Mid Cap Basic Value Fund	0.10%	0.25%	0.35%
AIM Premier Equity Fund	0.00%	0.25%	0.25%
AIM Select Equity Fund	0.00%	0.25%	0.25%
AIM Small Cap Equity Fund	0.10%	0.25%	0.35%

AIM GROWTH SERIES	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
AIM Aggressive Allocation Fund	0.10%	0.25%	0.35%
AIM Basic Value Fund	0.10%	0.25%	0.35%
AIM Conservative Allocation Fund	0.10%	0.25%	0.35%
AIM Global Equity Fund	0.25%	0.25%	0.50%
AIM Mid Cap Core Equity Fund	0.10%	0.25%	0.35%
AIM Moderate Allocation Fund	0.10%	0.25%	0.35%
AIM Small Cap Growth Fund	0.10%	0.25%	0.35%

AIM INTERNATIONAL MUTUAL FUNDS	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
AIM Asia Pacific Growth Fund	0.10%	0.25%	0.35%
AIM European Growth Fund	0.10%	0.25%	0.35%
AIM Global Aggressive Growth Fund	0.25%	0.25%	0.50%
AIM Global Growth Fund	0.25%	0.25%	0.50%
AIM International Growth Fund	0.05%	0.25%	0.30%
INVESCO International Core Equity Fund	0.10%	0.25%	0.35%

AIM INVESTMENT FUNDS	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
AIM Developing Markets Fund	0.25%	0.25%	0.50%
AIM Global Health Care Fund	0.25%	0.25%	0.50%
AIM Libra Fund	0.10%	0.25%	0.35%
AIM Trimark Endeavor Fund	0.10%	0.25%	0.35%
AIM Trimark Fund	0.10%	0.25%	0.35%
AIM Trimark Small Companies Fund	0.10%	0.25%	0.35%

AIM INVESTMENT SECURITIES FUNDS	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
AIM High Yield Fund	0.00%	0.25%	0.25%
AIM Income Fund	0.00%	0.25%	0.25%
AIM Intermediate Government Fund	0.00%	0.25%	0.25%
AIM Limited Maturity Treasury Fund	0.00%	0.15%	0.15%
AIM Municipal Bond Fund	0.00%	0.25%	0.25%
AIM Real Estate Fund	0.10%	0.25%	0.35%
AIM Short Term Bond Fund	0.10%	0.25%	0.35%
AIM Total Return Bond Fund	0.10%	0.25%	0.35%

AIM SECTOR FUNDS	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
INVESCO Energy Fund	0.10%	0.25%	0.35%
INVESCO Financial Services Fund	0.10%	0.25%	0.35%
INVESCO Gold & Precious Metals Fund	0.10%	0.25%	0.35%
INVESCO Health Sciences Fund	0.10%	0.25%	0.35%
INVESCO Leisure Fund	0.10%	0.25%	0.35%
INVESCO Technology Fund	0.10%	0.25%	0.35%
INVESCO Utilities Fund	0.00%	0.25%	0.25%

AIM SPECIAL OPPORTUNITIES FUNDS	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
AIM Opportunities I Fund	0.10%	0.25%	0.35%
AIM Opportunities II Fund	0.10%	0.25%	0.35%
AIM Opportunities III Fund	0.10%	0.25%	0.35%

AIM STOCK FUNDS	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
INVESCO Dynamics Fund	0.10%	0.25%	0.35%
INVESCO Mid-Cap Growth Fund	0.10%	0.25%	0.35%
INVESCO Small Company Growth Fund	0.10%	0.25%	0.35%

AIM TAX-EXEMPT FUNDS	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class A Shares
AIM High Income Municipal Fund	0.00%	0.25%	0.25%
AIM Tax-Exempt Cash Fund	0.00%	0.25%	0.25%”

*	The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: April 30, 2004

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